UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 22, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 23, 2009, Bristol-Myers Squibb Company (the “Company”) issued a press release announcing its financial results for the second quarter of 2009. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. Also furnished and incorporated by reference are Exhibit 99.2, a supplemental investor presentation, and Exhibit 99.3, certain supplemental information, both of which are posted on the Company’s website at www.bms.com.

Item 8.01.	Other Events.

On July 22, 2009, the Company and Medarex, Inc. issued a press release announcing that the companies have signed a definitive merger agreement that provides for the acquisition of Medarex, Inc. by the Company, for $16.00 per share in cash. A copy of the press release announcing the planned acquisition is filed as Exhibit 99.4 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated July 23, 2009.

99.2.	Supplemental investor presentation posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.

99.3.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.

99.4	Press release of Bristol-Myers Squibb Company and Medarex, Inc. dated July 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 23, 2009	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Bristol-Myers Squibb Company dated July 23, 2009.

99.2	Supplemental investor presentation posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.

99.3	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.

99.4	Press release of Bristol-Myers Squibb Company and Medarex, Inc. dated July 22, 2009.